Exhibit 99.1

Lingering Recession Continues to Adversely Affect Appalachian Bancshares

ELLIJAY, Ga. July 30, 2009 (PRIME NEWSWIRE) — Appalachian Bancshares, Inc. (NASDAQ: APAB), holding company for Appalachian Community Bank, Appalachian Community Bank, F.S.B., and Appalachian Real Estate Holdings, Inc. reported consolidated total assets of $1.2 billion, at June 30, 2009, compared to $1.1 billion at June 30, 2008, an increase of 12.31%. Total loans net of unearned income were $856.9 million at June 30, 2009, a decrease of $12.7 million, or (1.46%), when compared with $869.6 million at June 30, 2008. Deposits grew to $1.0 billion at June 30, 2009, an increase of $142.1 million, or 15.74%, when compared to $903.1 million at June 30, 2008.

Tracy Newton, President and Chief Executive Officer, stated that, “The challenges of the previous two quarters intensified during the recent quarter. Customers that we had traditionally considered insulated from volatile financial markets exhibited financial weaknesses for the first time. However, our team remains determined to be proactive in our collection practices and maintain strong liquidity, while continuing to lower wholesale funding. We continue to focus on the implementation of our capital plan to mitigate the damage caused by this extended recession. We are beginning to re-price many of our interest bearing deposits in the second half of 2009 which should assist us in this effort. We believe that this will provide us with much needed relief to our net interest margin. We are also encouraged by the increase in real estate sales in our markets during June 2009.”

Net loss for the second quarter of 2009 was $25.8 million, or $(4.71) per diluted share, which is a $26.5 million decrease in net income when compared to $701 thousand, or $0.13 per diluted share, for the same quarter in 2008 which is reflective of the continued decline in real estate values and continued decline in credit quality. Our decrease in net income for the second quarter 2009 was primarily due to our provision for loan losses of $21.5 million, which represent an increase of $20.0 million when compared to the same period in 2008. A decreasing net interest margin in the second quarter of 2009 compared to 2008 also contributed to our net losses. Contributing factors to this decreasing net interest margin were interest reversals due to increasing non-accrual loans, the lost future interest accruals from placing these loans on non-accrual status and the increase in other non-performing assets. Interest reversals during the second quarter of 2009 decreased our margin 83 basis points compared to 11 basis points for the same period in 2008. Our net interest margin was 1.32% for the quarter ended June 30, 2009, compared to 4.07% the same quarter in 2008. Finally, net losses on the sale of ORE plus costs to carry ORE combined increased from $364 thousand to $665 thousand for the second quarter of 2009 compared to the same period of 2008. This helped contribute to our decrease in net income.

For the first six months of 2009, our net loss was $27.5 million, or $(5.04) per diluted share, a $29.4 million decrease in net income compared to $1.8 million, or $0.34 per diluted share, for the same period in 2008. Again, we reversed interest, due to placing loans on non-accrual, during the first six months of 2009, which represents a 47 basis point decrease of our margin compared to only an 8 basis point reduction during the same period in 2008. Net losses on the sale of ORE plus increased costs to carry ORE increased from $978 thousand to $1.5 million for the first six months of 2009 compared to the same period of 2008. Our net interest margin for the first six months of 2009 was 2.01% compared to 4.18% for the same period in 2008. Net losses were offset as we sold investment securities and took a $1.0 million net gain in the first six months of 2009 compared to only a $9 thousand net gain for the same period in 2008.

Return on average shareholders’ equity was (152.36%) annualized for the second quarter of 2009, compared to 3.70% for the same period in 2008. Return on average assets was (8.40%) annualized for the second quarter of 2009, compared to 0.28% for the same period in 2008. During the first six months of 2009, return on average shareholders’ equity was (78.53%) annualized for the first six months of 2009 compared to 4.89% for the same period of 2008. Return on average assets was (4.55%) for the first six months of 2009 compared to 0.37% during the same period of 2008.

Mr. Newton said, “Our non-performing assets to total assets ratio increased to 13.07% at June 30, 2009, from 3.50% at December 31, 2008 and from 0.87% at June 30, 2008. Our non-performing loans to total loans ratio was 15.11% at June 30, 2009, compared to 3.18% at December 31, 2008 and 0.60% at June 30, 2008. Our net charge-off ratio was 1.55% for second quarter 2009, compared to 0.58% for the fourth quarter 2008 and 0.13% for the quarter ended June 30, 2008. Year to date net charge-offs at June 30, 2009 were 2.01% compared to 0.19% for the same period in 2008. Considering increasing risks in our loan portfolio and our timely approach that allows us to quickly identify troubled loans, we believe that our loan loss reserves of 2.58% of gross loans outstanding at June 30, 2009, compared to 1.22% of gross loans outstanding at June 30, 2008, sufficiently prepares us for identified potential future losses. As always, if conditions continue to worsen, additional loan loss reserve provisions will be provided.”

Total revenue, net of interest expense, was $4.6 million for the second quarter of 2009 and $10.9 million for the second quarter 2008, a decrease of 57.3%. For the first six months of 2009 total revenue, net of interest expense was $13.5 million compared to $21.9 million for the same period in 2008, a decrease of 38.2%. The decreases in total revenue, net of interest expense, was primarily due to the decrease in our net interest margin, which were partially offset by the $1 million gain on the sale of securities.

Book value per share stood at $8.10 at June 30, 2009, compared to $14.13 per share at June 30, 2008, a decrease of approximately 42.7%.

Conference Call

The Company will hold a conference call on Thursday, July 30, 2009 at 11:00 a.m. ET, to discuss its financial results and strategic initiatives and to entertain questions. Listeners will be able to participate in the question-and-answer session. The telephone number for the conference call is 1-800-860-2442. The conference call will also be available by webcast through the Company’s website, www.apab.com, by clicking on the Investor Relations’ section. A replay of the call will be archived on the Company’s website for one year.

About Appalachian Bancshares, Inc.

The Company is based in Ellijay, Georgia, and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, Appalachian Community Bank, F.S.B., a federally-chartered thrift and Appalachian Real Estate Holdings, Inc. The Company, through Appalachian Community Bank (which also operates in Gilmer County, Georgia, under the trade name of Gilmer County Bank) and Appalachian Community Bank, F.S.B., provides a full range of community banking services to individuals and to small and medium-sized businesses, through its thirteen banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville, McCaysville, Dahlonega and Dalton, Georgia, and in Ducktown, Tennessee, and Murphy, North Carolina. The Company’s common stock trades on the NASDAQ Global Market under the symbol APAB. For more information, please visit the Company’s website at www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Summary Results of Operations Data:
Interest income	$12,119	$17,400	$27,789	$36,043
Interest expense	8,942	7,864	17,949	16,793

Net interest income	3,177	9,536	9,840	19,250
Provision for loan losses	21,468	1,496	25,194	2,451

Net interest income after provision for loan losses	(18,291)	8,040	(15,354)	16,799
Noninterest income	1,465	1,342	3,673	2,607
Noninterest expense	8,940	8,426	17,105	16,788

Income (loss) before taxes	(25,766)	956	(28,786)	2,618
Income tax expense (benefit)	—	255	(1,264)	780

Net income (loss)	$(25,766)	$701	$(27,522)	$1,838

Per Share Data:
Net income (loss), basic	$(4.71)	$0.13	$(5.04)	$0.34
Net income (loss), diluted	(4.71)	0.13	(5.04)	0.34
Book value	8.10	14.13	8.10	14.13

Weighted average number of shares outstanding:
Basic	5,475,701	5,372,505	5,464,298	5,360,747
Diluted	5,475,701	5,372,505	5,464,298	5,360,747

Performance Ratios:
Return on average assets(1)	-8.40%	0.28%	-4.55%	0.37%
Return on average equity(1)	-152.36%	3.70%	-78.53%	4.89%
Net interest margin(1) (2)	1.32%	4.07%	2.01%	4.18%
Efficiency ratio(3)	193.38%	77.46%	137.14%	76.84%

Growth Ratios and Other Data:
Percentage change in net income	-3775.61%		-1597.39%
Percentage change in diluted net income per share	-3723.08%		-1582.35%

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

	At June 30,
	2009	2008
Summary Balance Sheet Data:
Assets	$1,190,372	$1,059,880
Average earning assets - QTD	993,752	951,717
Average earning assets - YTD	1,002,112	935,092
Securities available-for-sale	56,029	76,454
Restricted equity securities	5,225	4,264
Loans, held for sale	2,868	3,967
Loans	856,866	869,595
Allowance for loan losses	22,099	10,644
Deposits	1,045,178	903,053
Short-term borrowings	10,332	11,803
Accrued interest	1,983	1,871
Federal Home Loan Bank advances	72,000	57,150
Subordinated long-term capital notes	12,511	6,186
Other liabilities	4,028	3,884
Shareholders’ equity	44,340	75,933

Asset Quality :
Asset Quality Ratios
Nonperforming loans to total loans	15.11%	0.60%
Nonperforming assets to total assets	13.07%	0.87%
Allowance for loan losses to nonperforming loans	17.07%	202.67%
Allowance for loan losses to total loans	2.58%	1.22%

	At June 30,
	2009		2008
	Amount	% of Total Loans	Amount	% of Total Loans
Loans by Category
Real estate - acquisition & development	$372,368	43.46%	$399,520	45.94%
Real estate - commercial	171,219	19.98%	168,717	19.40%
Real estate - residential	210,201	24.53%	197,707	22.74%
Commercial business	68,142	7.95%	66,030	7.59%
Other loans	34,936	4.08%	37,621	4.33%

Total Loans	$856,866		$869,595

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

	At June 30,
	2009		2008
	Amount	% of Total Nonperforming	Amount	% of Total Nonperforming
Nonperforming assets by category:
Loans
Real estate - acquisition & development	$87,098	56.00%	$2,175	23.61%
Real estate - commercial	18,700	12.02%	682	7.40%
Real estate - residential	19,901	12.79%	1,465	15.90%
Commercial business	3,182	2.05%	706	7.66%
Other loans	606	0.39%	224	2.44%
Other Real Estate
Real estate - acquisition & development	11,131	7.16%	1,559	16.92%
Real estate - commercial	6,607	4.25%	206	2.24%
Real estate - residential	8,004	5.15%	2,144	23.27%
Commercial business	84	0.05%	—	0.00%
Other Repossessed Property
Other loans	222	0.14%	51	0.56%

Total Nonperforming Assets	$155,535		$9,212

	At June 30,
	2009		2008
	Amount	% of Total Average Loans	Amount	% of Total Average Loans
Quarterly Net Charge-Offs by Category
Real estate - acquisition & development	$7,551	0.87%	$762	0.09%
Real estate - commercial	254	0.03%	—	0.00%
Real estate - residential	3,306	0.38%	211	0.02%
Commercial business	2,167	0.25%	29	0.00%
Other loans	241	0.02%	104	0.02%

Total Net Charge-Offs	$13,519	1.55%	$1,106	0.13%

	At June 30,
	2009		2008
	Amount	% of Total Average Loans	Amount	% of Total Average Loans
Year-to-Date Net Charge-Offs by Category
Real estate - acquisition & development	$10,192	1.16%	$1,073	0.13%
Real estate - commercial	(434)	-0.05%	7	0.00%
Real estate - residential	4,214	0.48%	256	0.03%
Commercial business	3,269	0.37%	57	0.01%
Other loans	364	0.05%	222	0.02%

Total Net Charge-Offs	$17,605	2.01%	$1,615	0.19%

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

At June 30, 2009
Growth Ratios and Other Data:
Percentage change in assets	12.31%
Percentage change in loans	-1.46%
Percentage change in deposits	15.74%
Percentage change in equity	-41.61%
Loans to deposits ratio	81.98%

(1)	Annualized.
(2)	Taxable equivalent.
(3)	Computed by dividing noninterest expense by the sum of the net interest income and noninterest income excluding any realized gains/losses on securities.

APPALACHIAN BANCSHARES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Interest Income
Interest and fees on loans	$11,537	$16,379	$26,321	$34,038
Interest on securities:
Taxable securities	434	802	1,169	1,581
Nontaxable securities	131	158	262	318
Interest on deposits with other banks	9	6	9	8
Interest on federal funds sold	8	55	28	98

Total Interest Income	12,119	17,400	27,789	36,043

Interest Expense
Interest on deposits	7,968	7,142	15,996	15,258
Interest on short-term borrowings	104	121	225	245
Interest on Federal Home Loan Bank advances	601	504	1,198	1,084
Interest on subordinated long-term capital notes	269	97	530	206

Total Interest Expense	8,942	7,864	17,949	16,793

Net Interest Income	3,177	9,536	9,840	19,250
Provision for loan losses	21,468	1,496	25,194	2,451

Net Interest Income After Provision for Loan Losses	(18,291)	8,040	(15,354)	16,799

Noninterest Income
Customer service fees	588	660	1,106	1,224
Mortgage origination commissions	617	418	1,053	864
Net gains on sales of securities	19	—	1,040	9
Other operating income	241	264	474	510

Total Noninterest Income	1,465	1,342	3,673	2,607

Noninterest Expenses
Salaries and employee benefits	4,107	5,044	8,243	10,035
Occupancy, furniture and equipment expense	1,121	1,020	2,248	2,102
Other operating expenses	3,712	2,362	6,614	4,651

Total Noninterest expense	8,940	8,426	17,105	16,788

Income (loss) before income taxes	(25,766)	956	(28,786)	2,618
Income tax expense (benefit)	—	255	(1,264)	780

Net Income (Loss)	$(25,766)	$701	$(27,522)	$1,838

Earnings (Loss) Per Common Share
Basic	$(4.71)	$0.13	$(5.04)	$0.34
Diluted	(4.71)	0.13	(5.04)	0.34

Cash Dividends Declared Per Common Share	$—	$—	$—	$—

Weighted Average Shares Outstanding
Basic	5,475,701	5,372,505	5,464,298	5,360,747
Diluted	5,475,701	5,372,505	5,464,298	5,360,747

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

(Dollars in thousands)

	June 30, 2009	December 31, 2008	June 30, 2008
Assets
Cash and due from banks	$44,871	$12,825	$22,076
Interest-bearing deposits with other banks	139,242	731	5,896
Federal funds sold	14,132	133,351	23,787

Cash and Cash Equivalents	198,245	146,907	51,759

Securities available-for-sale	56,029	79,308	76,454

Restricted equity securities	5,225	4,932	4,264

Loans, held for sale	2,868	2,783	3,967

Loans, net of unearned income	856,866	885,374	869,595
Allowance for loan losses	(22,099)	(14,510)	(10,644)

Net Loans	834,767	870,864	858,951

Premises and equipment, net	40,273	39,638	35,311
Accrued interest	6,978	9,289	9,210
Cash surrender value on life insurance	9,255	9,140	8,967
Intangibles, net	1,992	1,992	2,013
Foreclosed assets	26,048	13,323	3,960
Other assets	8,692	7,502	5,024

Total Assets	$1,190,372	$1,185,678	$1,059,880

Liabilities and Shareholders’ Equity

Liabilities
Noninterest-bearing deposits	$58,879	$50,035	$53,095
Interest-bearing deposits	986,299	963,241	849,958

Total Deposits	1,045,178	1,013,276	903,053

Short-term borrowings	10,332	10,604	11,803
Accrued interest	1,983	1,936	1,871
Federal Home Loan Bank advances	72,000	72,000	57,150
Subordinated long-term capital notes	12,511	12,511	6,186
Other liabilities	4,028	2,913	3,884

Total Liabilities	1,146,032	1,113,240	983,947

Shareholders’ Equity
Preferred Stock, 20,000,000 shares authorized, none issued	—	—	—
Common stock, par value $0.01 per share, 20,000,000 shares authorized, 5,475,701, 5,372,505 and 5,372,505 shares issued at June 30, 2009, December 31, 2008 and June 30, 2008, respectively	55	54	54
Paid-in capital	45,351	44,979	44,841
Retained earnings	(1,050)	26,472	31,169
Accumulated other comprehensive income (loss)	(16)	933	(131)

Total Shareholders’ Equity	44,340	72,438	75,933

Total Liabilities and Shareholders’ Equity	$1,190,372	$1,185,678	$1,059,880